EXHIBIT 10.3















                             SHAREHOLDERS' AGREEMENT

                        ELSON T. KILLAM ASSOCIATES, INC.
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                                TABLE OF CONTENTS



        ARTICLE I
          DEFINITIONS . . . . . . . . . . . . . . . . . . . .     1
             1.1  "Closing" . . . . . . . . . . . . . . . . .     2
             1.2  "Disability". . . . . . . . . . . . . . . .     2
             1.3  "Management Group". . . . . . . . . . . . .     2
             1.4  "Prime Rate". . . . . . . . . . . . . . . .     2
             1.5  "Purchase Price"  . . . . . . . . . . . . .     2
             1.6  "Related Corporation" . . . . . . . . . . .     2
             1.7  "Retirement". . . . . . . . . . . . . . . .     3
             1.8  "Shares" shall mean Killam Common Stock . .     3
             1.9  "Selling Shareholder" . . . . . . . . . . .     3
             1.10 "Transfer". . . . . . . . . . . . . . . . .     3

        ARTICLE 2
          ISSUED AND OUTSTANDING SHARES . . . . . . . . . . .     3

             2.1  Ownership Of Shares . . . . . . . . . . . .     3
             2.2  Future Shares . . . . . . . . . . . . . . .     3

        ARTICLE 3
          USE OF SHARES PURCHASED BY KILLAM . . . . . . . . .     3

        ARTICLE 4
          VOLUNTARY TRANSFER OF SHARES. . . . . . . . . . . .     4

             4.1  Restriction on Transfer . . . . . . . . . .     4
             4.2  Notice of Intent to Transfer Shares . . . .     4
             4.3  Option of Killam to Purchase Shares . . . .     4
             4.4  Option of ETK to Purchase Shares. . . . . .     4
             4.5  Option of Management Group to Purchase
                    Shares. . . . . . . . . . . . . . . . . .     4

        ARTICLE 5
          INVOLUNTARY TRANSFER OF SHARES. . . . . . . . . . .     5

             5.1  Death . . . . . . . . . . . . . . . . . . .     5
             5.2  Disability Of Shareholder . . . . . . . . .     5
             5.3  Involuntary Termination of Employment . . .     5
             5.4  Voluntary Termination of Employment . . . .     5
             5.5  Retirement. . . . . . . . . . . . . . . . .     7


        ARTICLE 6
          REQUIRED REPURCHASE OF SHARES BY KILLAM . . . . . .     7

             6.1  Repurchase. . . . . . . . . . . . . . . . .     7

        ARTICLE 7
          PURCHASE PRICE AND PAYMENT. . . . . . . . . . . . .     7
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             7.1  Purchase Price of Shares. . . . . . . . . .     7
             7.2  Payment . . . . . . . . . . . . . . . . . .     7

        ARTICLE 8
          LOAN REPAYMENT. . . . . . . . . . . . . . . . . . .     8

             8.1  Loans Due Killam. . . . . . . . . . . . . .     8
             8.2  Loans Due the Shareholder . . . . . . . . .     8

        ARTICLE 9
          TERMINATION . . . . . . . . . . . . . . . . . . . .     9

        ARTICLE 10
          LEGEND. . . . . . . . . . . . . . . . . . . . . . .     9

        ARTICLE 11
          SECURITY. . . . . . . . . . . . . . . . . . . . . .     9

        ARTICLE 12
          CORPORATE EARNED SURPLUS. . . . . . . . . . . . . .    10

             12.1  Creation of Surplus. . . . . . . . . . . .    10
             12.2  Inadequate Surplus . . . . . . . . . . . .    10

        ARTICLE 13
          MISCELLANEOUS . . . . . . . . . . . . . . . . . . .    11

             13.1  Warranties . . . . . . . . . . . . . . . .    11
             13.2  Waiver, Modification, Cancellation . . . .    11
             13.3  Heirs and Successors . . . . . . . . . . .    11
             13.4  Entire Agreement . . . . . . . . . . . . .    12
             13.5  Further Assurances . . . . . . . . . . . .    12
             13.6  Waiver . . . . . . . . . . . . . . . . . .    12
             13.7  Choice of Law. . . . . . . . . . . . . . .    12
             13.8  Captions . . . . . . . . . . . . . . . . .    12
             13.9  Counterparts . . . . . . . . . . . . . . .    12
             13.10  Notices . . . . . . . . . . . . . . . . .    12


        SCHEDULE 1. . . . . . . . . . . . . . . . . . . . . .   S-1
        EXHIBIT A . . . . . . . . . . . . . . . . . . . . . .   A-1
        EXHIBIT B . . . . . . . . . . . . . . . . . . . . . .   B-1
        EXHIBIT C . . . . . . . . . . . . . . . . . . . . . .   C-1
        EXHIBIT D . . . . . . . . . . . . . . . . . . . . . .   D-1
        EXHIBIT E . . . . . . . . . . . . . . . . . . . . . .   E-1
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                             SHAREHOLDERS' AGREEMENT

             THIS AGREEMENT, dated as of this 6th day of February, 1995, among Elson T. Killam Associates, Inc., a New Jersey corporation doing business as Killam Associates and having its principle place of business at 27 Bleeker Street, Millburn, NJ 07041-1008, New Jersey, ("Killam") Environmental, Technology and Knowledge Corporation, a Delaware corporation having its principal place of business at 1209 Orange Street, Wilmington, Delaware 19801 ("ETK") and each of the persons listed on Schedule I attached hereto (individually, a "Shareholder" and collectively, the "Shareholders").

                                   WITNESSETH

             WHEREAS, on December 15, 1987, Killam established the Elson
        T. Killam Associates, Inc. 1987 Incentive Stock Option Plan (the "ISO Plan") for the benefit of the key management employees of Killam and its wholly-owned subsidiary, Duncan, Lagnese and Associates, Inc., a Pennsylvania corporation (hereinafter referred to as "Duncan"); and

             WHEREAS, a pool of Killam shares, equal in amount to twenty percent (20%) of the issued and outstanding shares of Common Stock in Killam on the date of adoption of the ISO Plan have been set aside for issuance under the ISO Plan; and

             WHEREAS, the Shareholders will have the right to purchase an equity interest in Killam under the terms of the ISO Plan, and

             WHEREAS, Killam, ETK and the Shareholders believe it is in their mutual interests to preserve harmony and continuity with respect to the management of Killam and Duncan, which can be best attained by providing for the manner in which the Shareholders may sell or transfer their Shares.

             NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt of which is acknowledged, the parties hereto agree as follows:


                                    ARTICLE I
                                   DEFINITIONS

             For the purposes of this Agreement, the following terms shall have the meanings ascribed to them in this Article, except as otherwise expressly indicated or limited by the context in which they appear in this Agreement:

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             1.1  "Closing" shall mean the closing of a transaction of
        purchase and sale pursuant to this Agreement which shall take place at the principle office of Killam or at such location that is mutually convenient to the parties, on the date thirty (30) days after the date on which the obligation to purchase or repurchase shares is imposed under this Agreement or such other date that is acceptable to the parties, provided, however, that in the event of a purchase and sale of a deceased Shareholder's Shares, the "Closing" shall take place as soon as is reasonably possible after the date of death of the deceased Shareholder.

             1.2 "Disability" shall mean either a permanent or total disability as such term is defined in Killam's or Duncan's disability insurance policy having the largest face amount covering any Shareholder as an employee, or, if Killam or Duncan do not have disability insurance, any physical or mental condition which materially interferes with the performance of a Shareholder's customary duties to Killam or Duncan, as the case may be, where such disability has continued for a period of three
        (3) consecutive months, and where, on the basis of independent medical advice secured by Killam or Duncan, the disability is reasonably expected to continue for an indeterminate duration exceeding one (1) year. The term "Disability" shall not include a Shareholder's involuntary service (or voluntary service in the time of declared war or national emergency) in the armed forces of the United States. In making the independent medical determination as to the duration of the disability of a Shareholder, the determining physician shall include the period of time, if any, commencing with the date of the event giving rise to the Shareholder's disabling physical or mental condition and ending with the date of the physician's determination.

             1.3 "Management Group" shall mean the group of key management employees of Killam who received options to purchase Shares under the ISO Plan or any subsequent stock option plan.

             1.4 "Prime Rate" shall mean the prime rate of interest of Midlantic National Bank, its successors or assigns, as announced at its principal offices from time to time.

             1.5 "Purchase Price" shall mean the dollar amount equal to the number of Shares being purchased pursuant to this Agreement times the value per share determined pursuant to Article 7.

             1.6 "Related Corporation" shall mean any corporation which is a "subsidiary corporation" of Killam as defined in Section 425(f) of the Internal Revenue Code or 1986, as amended from time to time (the "Code") and any corporation which is a "parent corporation" as defined in Section 425(c) of the Code.

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             1.7  "Retirement" shall mean a Shareholder's termination of employment with Killam or Duncan, as the case may be, (other than for reason of the death, disability or involuntary termination of employment of the Shareholder) provided that such Shareholder's termination of services occurs on or after his fifty-fifth (55th) birthday.

             1.8  "Shares" shall mean Killam Common Stock.

             1.9 "Selling Shareholder" shall mean the Shareholder or the estate or legal representative of a Shareholder required to sell his Shares pursuant to the terms of this Agreement.

             1.10 "Transfer" shall mean any gift, sale, assignment, transfer, encumbrance, devise, bequeath or other disposition of or encumbrance during life or death.


                                    ARTICLE 2
                          ISSUED AND OUTSTANDING SHARES

             2.1 Ownership Of Shares. As of the date of this Agreement, the Shareholders are the owners of the number of Shares, or options to purchase Shares, listed on Schedule 1.

             2.2 Future Shares. The Shareholders agree to be bound by this Agreement with respect to the Shares now owned by them and any Shares acquired by them on or after the date of this Agreement (including but not limited to acquisition by purchase, gift, stock dividend, stock split or division, exercise of an option or options under the ISO Plan, or any other issuance to them of additional Shares).


                                    ARTICLE 3
                        USE OF SHARES PURCHASED BY KILLAM

             It is the intent of the parties that any Shares purchased by Killam or ETK under the terms of this Agreement shall be applied to grant options to purchase such Shares either to the Management Group or other key employees of either Killam or Duncan, as designated from time to time by ETK, in amounts aggregating up to twenty percent (20%) of the ownership interest in Killam. The time and individual amounts of such options shall be granted within the discretion of ETK. To the extent any Shares are purchased by ETK, ETK may make such Shares available for redemption by Killam in order to facilitate the issuance of additional options in accordance with this Article. Alternatively, Killam and ETK may provide that a comparable amount of authorized but unissued Shares shall be made available for the issuance of options in accordance with this Article.


                                    ARTICLE 4

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                          VOLUNTARY TRANSFER OF SHARES

             4.1 Restriction on Transfer. Except as otherwise provided herein, the Shareholders may not transfer any part of, or all of their Shares, whether now owned or hereafter acquired, in any manner whatsoever, to any third party.

             4.2 Notice of Intent to Transfer Shares. In the event that a Shareholder (the "Selling Shareholder") desires to dispose of any or all of his Shares during his employment, and he obtains a bona fide written offer from any member or members of the Management Group to purchase the Shares (a "Bona Fide Offer"), he shall first give at least forty-five (45) days written notice (the "Exercise Period") to Killam of his desire to sell such shares. Such notice shall state the number of Shares offered for sale (the "Offered Shares") and the offered purchase price (the "Offered Price").

             4.3 Option of Killam to Purchase Shares. Within said Exercise Period, Killam shall have the option to purchase any or all of the Offered Shares as it determines, within its discretion. If Killam elects to exercise its option to purchase any portion of the Offered Shares, written notice of such election to exercise its option shall be sent to the Selling Shareholder prior to the expiration of the Exercise Period. The purchase price for any Shares sold hereunder shall be equal to the purchase price determined in accordance with Article 7 regardless of whether the purchase price determined under Article 7 is greater or less than the Offered Price. The Closing for such Offered Shares shall occur within thirty (30) days after the notice, if any, accepting the purchase is received by the Selling Shareholder.

             4.4 Option of ETK to Purchase Shares. If Killam does not elect to purchase any of the Offered Shares or elects to purchase less than all of the Offered Shares, it shall give written notice thereof to ETK during the Exercise Period, specifying the number of remaining Offered Shares. ETK shall have the right to purchase all or part of the remaining Offered Shares by giving written notice to the Selling Shareholder within ten (10) days after receipt of the notice from Killam. The purchase price for any Shares sold hereunder shall be equal to the purchase price determined in accordance with Article 7 regardless of whether the purchase price determined under Article 7 is greater or less than the Offered Price.

             4.5 Option of Management Group to Purchase Shares. If ETK does not elect to purchase any of the remaining Offered Shares or elects to purchase some but not all of the remaining Offered Shares, ETK shall give written notice thereof to the Management Group, specifying the number of remaining Offered Shares. Each member of the Management Group shall have the option to purchase any remaining Offered Shares in proportion with the number of Shares owned by such member in relation to the total number of

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        Shares then owned by all members of the Management Group who desire to purchase any remaining Shares. Each member shall exercise his option to purchase such Shares by giving notice to the Selling Shareholder within ten (10) days after receipt of the notice from ETK. Such purchases shall be made by the Management Group at the price and on the terms of the Bona Fide Offer. Any Offered Shares not purchased by Killam, ETK or the members of the Management Group may be sold to the member or members of the Management Group that made the Bona Fide Offer.


                                    ARTICLE 5
                         INVOLUNTARY TRANSFER OF SHARES

             5.1 Death. Upon the death of a Shareholder, Killam or ETK, as determined by the companies, shall purchase and the estate or personal representative of the deceased Shareholder shall sell all of the Shares of Killam owned by the deceased Shareholder or any Shares thereafter acquired under the ISO Plan. The Closing for such purchases, shall take place as soon as reasonably possible after the date of death of the deceased Shareholder in accordance with Section 1.1.

             5.2 Disability Of Shareholder. In the event that a Shareholder shall become Disabled, Killam or ETK, as determined by the companies, shall purchase and the Shareholder, or legal guardian of the Disabled Shareholder, shall sell all of the Shares of Killam owned by the Disabled Shareholder or any Shares thereafter acquired under the ISO Plan. The Closing for such purchase shall take place in accordance with Section 1.1.

             5.3 Involuntary Termination of Employment. If any Shareholder ceases to be employed by Killam, or any Related Corporation, on account of an involuntary termination, Killam or ETK, as determined by the companies, shall purchase and the Shareholder shall sell, at the Closing, those Shares of Killam held by him at the time of his termination of employment or any Shares thereafter acquired under the ISO Plan.

             5.4  Voluntary Termination of Employment.

                  (a) If any Shareholder ceases to be employed by Killam, or any Related Corporation, on account of a voluntary termination, Killam may, within its discretion, purchase those Shares held by the Shareholder at the time of his termination or any Shares thereafter acquired under the ISO Plan. If Killam elects to purchase any or all of such Shares, the Shareholder shall sell all Shares for which an election is made. If Killam does not elect to purchase any or all of such Shares, it shall give written notice thereof to ETK. ETK shall then have the right to purchase any or all of such Shares. If Killam and ETK do not elect to purchase such Shares, ETK shall give written notice thereof to the Management Group. The members of the Management Group shall have the option to purchase such Shares in

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        accordance with the provisions of Section 5.4(b) below.  The
        Closing for such purchases shall take place in accordance with
        Section 1.1.

                  (b) If Killam or ETK do not elect to purchase all of a Shareholder's Shares in accordance with Section 5.4(a), they shall give written notice thereof to the Management Group. Each member of the Management Group shall have the option to purchase any remaining Shares owned by such member in proportion with the total number of Shares then owned by all members of the Management Group who desire to purchase any Shares. Each member shall have the right to purchase such Shares at the price and on the terms as shall be agreed upon between the member or members and the Selling Shareholder; provided, however, that if the purchase price is less than the purchase price at which Killam and ETK could otherwise purchase such Shares under Section 5.4(a), Killam and ETK shall have an additional twenty (20) days from the date of any Bona Fide Offer, in writing, to elect to purchase such Shares at the reduced price. If any member elects to exercise his option to purchase his portion of the Shares, such member shall give written notice of such election to the Selling Shareholder within ten (10) days after receipt of the notice from Killam or ETK, or within ten (10) days after the expiration of the additional twenty (20) day period provided for in the preceding sentence, whichever is later. If any member of the Management Group does not elect to purchase any Shares in accordance with this Section, the Selling Shareholder shall give all members of the Management Group who have elected to purchase the Shares notice of the remaining number of Shares which may be proportionately purchased at the option of such members upon written notice to the Selling Shareholder within ten (10) days of such notice.

                  (c) For purposes of this Agreement, the term "voluntary termination" shall include any voluntary actions on the part of an employee which results in a termination of employment, other than Retirement. In the event any employee voluntarily terminates his employment during a period in which an employment agreement is in effect, such action shall be deemed to be a voluntary termination regardless of whether Killam subsequently characterizes such termination as an involuntary termination for breach of the employment agreement.

             5.5 Retirement. If any Shareholder ceases to be employed by Killam, or any Related Corporation, on account of Retirement, Killam or ETK, as determined by the companies, shall purchase and the Shareholder shall sell those Shares held by him at the time of his termination or any Shares thereafter acquired under the ISO Plan. The Closing for such purchase shall take place in accordance with Section 1.1.


                                    ARTICLE 6
                     REQUIRED REPURCHASE OF SHARES BY KILLAM

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             6.1  Repurchase.  Notwithstanding any of the provisions
        contained in Article 4 or Article 5, Killam shall repurchase from the Shareholders and the Shareholders shall sell to Killam on January 1, 1997 and on January 1, 2000 (the "Repurchase Dates"), or as soon thereafter as reasonably possible, up to twenty-five percent (25%) of the Shares held by the Shareholders, or their estates or personal representatives, on each Repurchase Date, provided, however, that Killam may purchase no more than forty-three and three-quarters percent (43.75%) of the number of Shares held by any Shareholder, and the other members of the Management Group, immediately prior to the repurchase on January 1, 1997. Purchases required hereunder shall be made from any Shareholder, and the other members of the Management Group, either by lot, or on a pro rata basis, until all Shares required to be repurchased hereunder are so purchased. The total number of Shares which Killam may repurchase hereunder shall be added to treasury stock and shall be available for issuance under the ISO Plan or any subsequent stock option plan to members of the Management Group or other key employees of Killam or Duncan in accordance with Article 3.


                                    ARTICLE 7
                           PURCHASE PRICE AND PAYMENT

             7.1 Purchase Price of Shares. The Purchase Price for any Share eligible for purchase or repurchase by Killam or ETK under this Agreement shall be determined in accordance with the Computation of Fair Market Value of Shares, as set forth in Exhibit A, unless a higher Purchase Price is required under Exhibit E hereof.

             7.2 Payment. The Purchase Price for any Shares purchased by Killam pursuant to this Agreement shall be subject to offset in accordance with the provisions of Article 8 and shall be paid at Closing as follows:







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                  (a)  The Purchase Price for any Shares purchased
             pursuant to Section 5.2, upon Disability; Section 5.3 upon an involuntary termination and Article 6, upon a required repurchase, shall be paid at Closing by the delivery to the Selling Shareholder of a promissory note providing for the payment of the Purchase Price over a three (3) year period with interest accruing at a rate equal to the Prime Rate on the date preceding the Closing and substantially in the form attached to this Agreement as Exhibit B;

                  (b) The Purchase Price for any Shares purchased pursuant to Sections 5.4, upon voluntary termination and 5.5, Retirement, shall be paid at Closing by the delivery to the Selling Shareholder of a promissory note providing for the payment of the Purchase Price over a five (5) year period with interest accruing at a rate equal to the Prime Rate on the date preceding the Closing and substantially in the form attached to this Agreement as Exhibit C;

                  (c) The Purchase Price for any Shares purchased pursuant to Section 5.1 shall be paid in cash, to the Selling Shareholder at Closing; and

                  (d) The Purchase Price for any Shares to be purchased by Killam or ETK pursuant to Article 4, during the term of a Shareholder's employment, shall be paid upon such terms and conditions as established by Killam or ETK, respectively, and approved to by the Shareholder at the Closing.


                                    ARTICLE 8
                                 LOAN REPAYMENT

             8.1 Loans Due Killam. Killam shall offset against any portion of the Purchase Price to be paid by it to a Shareholder, the amount of any loans or other indebtedness due from the Shareholder to Killam unless otherwise forgiven under the terms of the ISO Plan, and, to the extent so credited against the Purchase Price, such loan or other indebtedness shall be deemed to be and shall be canceled and discharged. In the event that any Purchase Price is paid by ETK to a Shareholder, the Shareholder shall be required to use such proceeds to repay any indebtedness to Killam in accordance with the preceding sentence.

             8.2 Loans Due the Shareholder. Any loan or other indebtedness due from Killam to a Shareholder shall be satisfied in accordance with the terms of such loan or indebtedness.



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                                    ARTICLE 9
                                   TERMINATION

             This Agreement shall terminate, with respect to any Shareholder, upon the first to occur of any of the following: (i) execution of a written agreement by Killam, ETK and any Shareholder terminating the Agreement; (ii) voluntary transfer of all Shares held by a Shareholder to Killam, ETK or member(s) of the Management Group; and (iii) the termination of a Shareholder's employment, for any reason, and the final payment of any Purchase Price due hereunder.


                                   ARTICLE 10
                                     LEGEND

             The following legend shall be conspicuously endorsed on each certificate representing any shares issued to Shareholder:

                  "The shares of stock represented by this certificate are subject to restrictions on transfer, as contained in the Shareholders Agreement dated __________, 19__, as the same may be amended from time to time, a copy of which is on file at the offices of Killam and will be furnished upon request. The shares of stock evidenced by this certificate have not been registered under the Securities Act of 1933 or under any applicable state securities law, and may not be transferred except upon delivery to the Corporation of an opinion of counsel satisfactory in form and substance to it that such transfer will not violate the Securities Act of 1933, as amended, or any applicable state securities laws".


                                   ARTICLE 11
                                    SECURITY

             Upon the delivery of a promissory note pursuant to any of the provisions of this Agreement, a Shareholder shall deliver all of the Shares to be sold to an escrow agent mutually agreeable to the parties to this Agreement. The escrow agent shall hold such Shares in accordance with the terms substantially similar to the Escrow Agreement attached hereto as Exhibit D. The Shareholder shall execute such additional documents as may be required by the escrow agent to transfer properly the Shares on the books of Killam.

             The Shares may be subject to a Pledge Agreement as further described in Section 12 of the ISO Plan.


                                   ARTICLE 12
                            CORPORATE EARNED SURPLUS


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             12.1  Creation of Surplus.  If Killam becomes obligated to purchase a Shareholder's Shares, and if Killam, pursuant to New Jersey law, does not have sufficient surplus to make payment as required under this Agreement or to effectuate or to enter into a valid redemption at such time, Killam shall promptly take all legal action to enable it to make payment out of surplus or to effectuate a valid redemption under New Jersey law, including, but not limited to the following:

                  (a) A recapitalization of Killam so as to reduce its stated capital and increase its surplus in accordance with N.J.S.A. 14A:7-19; and

                  (b) A reappraisal of the assets of Killam (including goodwill, if any) to reflect the market value of such assets on the books of Killam, in the event such value exceeds the book value thereof, so as to increase such surplus, if allowed by law.

             12.2 Inadequate Surplus. If Killam does not have sufficient surplus under New Jersey law to effectuate or to enter into a lawful redemption of a Shareholder's unpurchased Shares, and if Killam is unable to take such action pursuant to this
        Article 12 so as to enable it to effectuate or to enter into a lawful redemption for all such Shares, then, notwithstanding any Provision in this Agreement to the contrary, Killam shall be obligated to purchase only those unpurchased Shares of the Shareholder as may be lawfully redeemed or purchased by it.


                                   ARTICLE 13
                                  MISCELLANEOUS

             13.1 Warranties. At the time of purchase by Killam or ETK of any Shares held by a Shareholder, the Shareholder represents and warrants that he owns the Shares registered in his name on the books of Killam free and clear of any liens and encumbrances other than as set forth in this Agreement.

             13.2 Waiver, Modification, Cancellation. Any waiver, alteration or modification of any of the provisions of this Agreement or cancellation or replacement of this Agreement shall not be valid unless in writing and signed by all of the parties hereto.

             13.3 Heirs and Successors. This Agreement shall be binding upon Killam, ETK, the Shareholders, and their respective

                                       10PAGE
        successors, heirs, assigns and personal representatives, as the case may be.

             13.4 Entire Agreement. This Agreement contains the entire agreement of the parties regarding the subject matter hereof and, together with the schedules attached hereto, supersedes all prior agreements, understandings and negotiations regarding the same.

             13.5 Further Assurances. Each party hereto agrees to execute, acknowledge and deliver such further instruments, and to do all such other acts, as may be necessary or appropriate in order to carry out the purposes and intent of this Agreement.

             13.6 Waiver. The waiver by either party of a breach of any provisions contained herein shall be in writing and shall in no way be construed as a waiver of any succeeding breach of such provision or the waiver of the provision itself.

             13.7 Choice of Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey as if the Agreement was performed wholly within such State and without regard to its conflict of law principles.

             13.8 Captions. Paragraph captions are inserted for convenience only and in no way are to be construed to define, limit or affect the construction or interpretation hereof.

             13.9 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. If this Agreement is executed in counterparts, no signatory hereto shall be bound until each of the parties named below shall have duly executed or caused to be duly executed a counterpart of this Agreement.

             13.10 Notices. Whenever under this provisions of this Agreement notice is required to be given, it shall be in writing and shall be deemed given when mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to the Shareholder, Killam or ETK at their respective addresses set forth in this Agreement, or to such other address as may appear on the record books of Killam. Any party hereto may change its address for the provision of notice to it hereunder by notification to the other parties hereto in accordance with this
        Section 13.10.


                                       11PAGE

             IN WITNESS WHEREOF, the undersigned parties have executed this Agreement as of the day and year first above written.


                                      ELSON T. KILLAM ASSOCIATES, INC.


                                      By:/s/ Emil C. Herkert
                                         ----------------------------
                                         Emil C. Herkert


                                      ENVIRONMENTAL TECHNOLOGY AND
                                      KNOWLEDGE CORPORATION


                                      By:/s/ John P. Appleton
                                         ----------------------------



                                      /s/ Emil C. Herkert
                                      -------------------------------
                                      Emil C. Herkert


                                      /s/ Kenneth L. Zippler
                                      -------------------------------
                                      Kenneth L. Zippler


                                      /s/ Fletcher N. Platt, Jr.
                                      -------------------------------
                                      Fletcher N. Platt, Jr.


                                      /s/ Franklin O. Williamson, Jr.
                                      -------------------------------
                                      Franklin O. Williamson, Jr.


                                      /s/ Eugene J. DeStefano
                                      -------------------------------
                                      Eugene J. DeStefano


                                      /s/ Meint Olthoff
                                      -------------------------------
                                      Meint Olthoff


                                      /s/ Stanley P. Kaltnecker, Jr.
                                      -------------------------------
                                      Stanley P. Kaltnecker, Jr.